UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 31, 2018

American Superconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

114 East Main Street Ayer, Massachusetts	01432

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 842-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On October 31, 2018, American Superconductor Corporation (the “Company”) and Commonwealth Edison Company (“ComEd”) entered into Subcontract Agreement No. 08900001-007 (the “Subcontract Agreement”) for the manufacture and installation of the Company’s resilient electric grid (“REG”) system within ComEd’s electric grid in Chicago, Illinois (the “Project”).
As provided in the Subcontract Agreement, the Subcontract Agreement will become effective upon the signing of an amendment by the Company and the U.S. Department of Homeland Security (“DHS”) to the existing contract (the “Prime Contract”) between the Company and DHS. Unless terminated earlier by the Company or DHS according to the terms of the Subcontract Agreement, the term of the Subcontract Agreement will continue until the Company completes its warranty obligations under the Subcontract Agreement.
Under the terms of the Subcontract Agreement, the Company has agreed, among other things, to provide the REG system and to supervise ComEd’s installation of the REG system in Chicago. As part of the Company’s separate cost sharing arrangement with DHS under the Prime Contract, the Company expects funding provided by DHS in connection with the Subcontract Agreement to be between $9 to $11 million, which represents the total amount of revenue the Company is expected to recognize over the term of the Subcontract Agreement and includes up to $1 million that the Company has agreed to reimburse ComEd for costs incurred by ComEd while undertaking its tasks under the Subcontract Agreement (the "Reimbursement Amount”).
In addition, the Company has agreed to deliver an irrevocable letter of credit in the amount of $5 million to secure certain Company obligations under the Subcontract Agreement.
ComEd has agreed to provide the site and provide all civil engineering work required to support the installation, operation and integration of the REG system into ComEd’s electric grid. Other than the Reimbursement Amount, ComEd is responsible for its own costs and expenses.
Construction of the Project is expected to commence within six months after DHS’s approval. The REG system is expected to be operational by early 2021.
Forward-Looking Statements
This Current Report contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, but are not limited to, statements regarding the Company’s expectations regarding the funding to be provided by DHS in connection with, and the amount of revenue to be recognized over, the term of the Subcontract Agreement; the Company's expectation that construction of the Project will begin within six months after DHS's approval; the Company’s expectation that the REG system will be operational by early 2021; and other statements containing the words and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of the Company's common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We cannot predict if and when DHS will approve the agreement between the Company and ComEd and the underlying Project; the construction and operationality of the REG system in Chicago may not occur in the timeframe expected, or at all; risks relating to the Company's cost-sharing arrangement with DHS; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2018, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: October 31, 2018	By:	/s/ John W. Kosiba, Jr.
John W. Kosiba, Jr. Senior Vice President and Chief Financial Officer